Exhibit 99.5

October 25, 2021

Augmedix, Inc.

111 Sutter Street, Suite 1300

San Francisco, CA 94104

William Blair & Company, L.L.C.,

  As Representative of the Several Underwriters,

c/o William Blair & Company, L.L.C.

150 North Riverside Plaza,

Chicago, IL 60606

Re:      Proposed Public Offering of Augmedix, Inc. Common Stock

Ladies and Gentlemen:

As an inducement to the underwriters (the “Underwriters”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of common stock, par value $0.0001 per share (the “Common Stock”), of Augmedix, Inc., a Delaware corporation (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of William Blair & Company, L.L.C. (the “Representative”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not, and will not cause any affiliate of the undersigned or any person part of a “group” (within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with the undersigned or an affiliate of the undersigned to: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for, or exercise any right with respect to, the registration under the Securities Act of 1933, as amended (the “Securities Act”), of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging, during the Lock-Up Period, in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities, even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Securities.

The Lock-Up Period will commence on the date of this lock-up agreement (this “Lock-Up Agreement”) and continue and include the date 90 days after the date of the final prospectus used to sell Common Stock in the Offering pursuant to the Underwriting Agreement relating to the Offering.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities: (i) as a bona fide gift or gifts; (ii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other entity, (a) to another corporation, partnership, limited liability company, trust or other entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of or under common investment management with the undersigned or (b) in distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders of the undersigned; (iv) if the undersigned is a trust, to the trustees, beneficiaries or settlors of such trust; or (v) by testate succession or intestate succession; provided, in the case of clauses (i)-(v), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and (z) no filing by any party under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5, Form 13D, Form 13D/A, Form 13F or other filing made after the expiration of the Lock-Up Period). For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to: (i) (a) the undersigned’s exercise or the vesting of equity-based awards granted pursuant to the Company’s equity incentive plans in place as of the date of this Lock-Up Agreement; (b) the undersigned’s exercise of warrants to purchase Common Stock in place as of the date of this Lock-Up Agreement and issued pursuant to previously disclosed private placements; (c) the transfer, sale or other disposition of any shares of Common Stock held by the undersigned or issued upon the exercise of any stock options or warrants or upon the vesting of any other equity-based awards held by the undersigned through the net issuance by the Company of shares of Common Stock, a broker-assisted cashless exercise or otherwise, in each case in order to satisfy any tax obligations due as a result of such exercise or vesting; provided, that (y) in the case of clauses (a) and (b), such restrictions shall apply to any of the Undersigned’s Securities issued upon such exercise or vesting and (z) in each case, that if any filing is required under Section 16(a) of the Exchange Act in connection with such exercise, vesting or disposition, such filing shall include a statement to the effect that such filing is the result of the exercise or vesting of equity-based securities pursuant to the Company’s equity incentive plans or pursuant to the exercise of warrants issued pursuant to previously disclosed private placements; (ii) any transaction with respect to shares of Common Stock or other securities of the Company acquired by the undersigned or any of its direct or indirect affiliates in the Offering or in market transactions on or after the date of the Offering; or (iii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be made by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

In the event that a waiver or release is granted to any stockholder other than the undersigned relating to the lock-up restrictions set forth above for shares of Common Stock, the same percentage of shares of Common Stock held by the undersigned shall be immediately and fully released (the “Pro-rata Release”) on the same terms from any remaining lock-up restrictions set forth herein. Notwithstanding the foregoing, no waiver or termination will constitute a Pro-rata Release: (a) unless and until the Underwriters have first released or waived such lockup restrictions to any individual party or parties to sell or otherwise transfer or dispose of Common Stock or other securities (whether in one or multiple releases or waivers) representing, in the aggregate, more than one percent (1%) of the Company’s total outstanding shares of Common Stock (calculated on an as-converted, fully-diluted basis and as of the close of business on the date set forth on the final prospectus used to sell Common Stock in the Offering) or (b) if such waiver is effected solely to permit a transfer not involving a disposition for value and the transferee has agreed in writing to sign and deliver a lock-up agreement substantially in the form of this agreement. In the event that the undersigned is released from any of its obligations under this lock-up agreement (pursuant to this paragraph), or by virtue of this agreement (pursuant to this paragraph), becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any Common Stock during the Lock-Up Period, the Underwriters shall provide notification of such to the undersigned at least two business days before the effective date of any such release or waiver.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

The undersigned understands that the undersigned shall be automatically released from all obligations under this Lock-Up Agreement if (i) the Company notifies the Underwriters in writing that it does not intend to proceed with the Offering, (ii) the Representative notifies the Company in writing that they have determined not to proceed with the Offering, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder or (iv) the Underwriting Agreement does not become effective by December 17, 2021.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

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Very truly yours,

RAF, L.P.
By: RAF GP, LLC, its general partner

/s/ Joshua Garcia
Name: Joshua Garcia
Title: Authorized Signatory

Redmile Capital Fund, LP
By: Redmile Group, LLC, its investment manager

/s/ Joshua Garcia
Name: Joshua Garcia
Title: Authorized Signatory

Redmile Capital Offshore II Master Fund, Ltd.
By: Redmile Group, LLC, its investment manager

/s/ Joshua Garcia
Name: Joshua Garcia
Title: Authorized Signatory

Redmile Capital Offshore Master Fund, Ltd.
By: Redmile Group, LLC, its investment manager

/s/ Joshua Garcia
Name: Joshua Garcia
Title: Authorized Signatory

Redmile Private Investments II, L.P.
By: Redmile Private investments II (GP), LLC, its general partner
By: Redmile Group, LLC, its managing member

/s/ Joshua Garcia
Name: Joshua Garcia
Title: Authorized Signatory

(Signature Page to Lock Up Agreement)

Redmile Strategic Master Fund, L.P.
By: Redmile Group, LLC, its investment manager

/s/ Joshua Garcia
Name: Joshua Garcia
Title: Authorized Signatory

RedCo I, L.P.
By: RedCo I (GP), LLC, its general partner

/s/ Joshua Garcia
Name: Joshua Garcia
Title: Authorized Signatory

(Signature Page to Lock Up Agreement)